EXHIBIT 99.1

【Success Holding Group International Inc. (SHGT OTC:QB)

Announces October 2014 Revenue of $5,125,000】

Taipei, Taiwan: CNA News November 11, 2014: Successful Holding Group International Inc. (SHGT OTC: QB) (hereinafter referred to as "SHGT") announces gross revenue earned of approximately USD $5,125,000 during October 2014. SHGT realized revenues of approximately $3,651,470 in October 2014 from weekly training seminars and $1,473,530 from advertising sponsorship of SHGT's investment in the Internet movie.

SHGT previously reported that its majority shareholder, Success Holding Group Corp. USA ("Success Holding"), loaned an aggregate of $2,700,000 to SHGT's wholly-owned subsidiaries pursuant to which SHGT's wholly-owned subsidiaries issued three promissory notes as follows: (i) note dated August 18, 2014 in principal amount of $1,000,000; (ii) note dated August 28, 2014 in principal amount of $500,000; and (iii) note dated August 28, 2014 in principal amount of $1,200,000. During October 2014, SHGT repaid $2,580,000 towards the aggregate debt. Thus the $1,000,000 note and the $500,000 note were repaid in full and both notes were cancelled. The remaining $1,080,000 was applied to the $1,200,000 note, which currently has  a remaining balance due and owing of $120,000  Therefore, an aggregate $120,000 remains due and owing.

Management believes SHGT is transitioning to full operating status and has become a multi-operating income and profitable company. Chairman, Steve Andrew Chen, states:  "SHGT has accumulated revenue of $7,500,000 and estimates by end of 2014, SHGT will reach $20,000,000 in revenue and pre-tax per share of approximately $0.40~$0.50 per share and fully expects future earnings to continue increasing."

Future Business Operations

SHGT is currently seeking and identifying private and public companies in Asia as acquisition and merger candidates. SHGT is currently trading on the USA OTC markets and is now forecasting pretax earnings of $0.4~$0.5 per share. It is Mr. Chen's vision to have SHGT listed on the Frankfurt Stock Exchange soon and NASDAQ in the near future. This will give SHGT leverage to acquire more valuable companies in Asia. Mr. Chen and SHGT will focus on integration of chain stores and brand names, IOT (Internet of Things), alternative energy technology, internet and logistics. Mr. Chen stated "Through the newly structured public company, we will be able to pursue more aggressively to acquire quality companies in Asia. We have plans to invest or acquire up to 30 companies within the next ten to fifteen years, and our shareholders should be able to reap the benefit of the higher growth potential in the Asia region.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is intended to qualify for the safe harbor from liability created by those laws.  When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan”, “potential”, “predict”, “project”, “should”, “will”, and similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Such statements involve known and unknown risks and uncertainties, many of which are beyond our control.  All statements, other than statements of historical facts included in this press release regarding our strategy, future operations, financial position, prospects, plans and objectives of our management are forward-looking statements. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including, but not limited to, the success of our on-going product development efforts, adverse results of any legal proceedings, diverse economic and competitive conditions, and any such difference may be caused by risk factors listed from time to time in the Company’s press releases and/or its filings with the OTC Markets or as a result of other factors.  We undertake no obligation to publicly update or revise any forward-looking statement to reflect actual results or changes in assumptions or other factors that could affect those statements.

Investor Relations Contact Information

M & T Business Consultants Inc.

Toll Free: 1-855-465-9520

Office: 1-778-397-8700

E-mail: info@mandtbiz.com

Company Website: www.shgtusa.com